UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Larkspur Health Acquisition Corp.

100 Somerset Corporate Blvd., 2nd Floor

Bridgewater, New Jersey 08807

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “New ZyVersa,” “ZyVersa,” and the “Company” refer to ZyVersa Therapeutics, Inc., a Delaware corporation (f/k/a Larkspur Health Acquisition Corp., a Delaware corporation), after giving effect to the Business Combination (as defined below), and as renamed ZyVersa Therapeutics, Inc., and where appropriate, our wholly-owned subsidiaries (including Old ZyVersa, as defined below) following the Closing Date (as defined below). Furthermore, unless otherwise stated or unless the context otherwise requires, references to “Larkspur” refer to Larkspur Health Acquisition Corp., a Delaware corporation, prior to the Closing Date, and references to “Old ZyVersa” refer to ZyVersa Therapeutics, Inc., a Florida corporation, prior to the Closing Date. All references herein to the “Board” refer to the board of directors of the Company.

On December 12, 2022, the parties closed its business combination (the “Business Combination”) pursuant to the terms of that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of July 20, 2022, by and among (i) ZyVersa, (ii) the Securityholder Representative (as defined in the Business Combination Agreement) named therein, (iii) Larkspur, and (iv) Larkspur Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Larkspur (“Merger Sub”).

A Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022 with respect to the transactions reporting a number of matters and including Form 10 information. This Form 8-K/A is being filed to add: (i) ZyVersa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company, included below and as Exhibit 99.4, (ii) ZyVersa’s Unaudited Condensed Consolidated Financial Statements of the Company – September 30, 2022 and 2021, included as Exhibit 99.5, and (iii) the Unaudited Pro Forma Information with respect to the completed business combination for the nine months ended September 30, 2022 and the year ended December 31, 2021, included as Exhibit 99.6.

Item 2.01. Completion of Acquisition of Disposition of Assets.

Additional form 10 information

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Larkspur was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K and the information incorporated herein by reference contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination. These statements are based on the current expectations and beliefs of management of the Company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results of the Company; statements of the plans, strategies and objectives of management for future operations of the Company; statements regarding future economic conditions or performance; and other statements regarding the future business of the Company. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. These statements include, but are not limited to the following:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Common Stock on the Nasdaq, as applicable;

●	the risk of disruption to the Company’s current plans and operations;

●	the ability to recognize the anticipated benefits of the Company’s business, which may be affected by, among other things, competition and the ability to grow and manage growth profitably and retain its key employees;

●	costs related to the Company’s business;

●	changes in applicable laws or regulations;

●	the ability of the Company to raise financing in the future;

●	the success, cost and timing of the Company’s product development activities;

●	the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product;

●	the Company’s ability to maintain existing license agreements and manufacturing arrangements;

●	the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company;

●	the size and growth potential of the markets for the Company’s products, and the ability of each to serve those markets, either alone or in partnership with others;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the Company’s financial performance;

●	the impact of the COVID-19 pandemic on the Company’s; and

●	other factors disclosed under the section entitled “Risk Factors” in the Proxy Statement/Prospectus beginning on page 39 thereof, which is incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by the Company from time to time with the SEC. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of ZyVersa’s Unaudited Condensed Consolidated Financial Statements of the Company – September 30, 2022 and 2021.

ZYVERSA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of ZyVersa’s financial condition and results of operations should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes appearing elsewhere in this proxy statement. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business and our expectations with respect to liquidity and capital resources, includes forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks and uncertainties described in “Risk Factors” in this proxy statement. Actual results could differ materially from the results described in or implied by these forward-looking statements. In this section “we,” “us,” “our” and “ZyVersa” refer to ZyVersa Therapeutics, Inc.

Components of Results of Operations

Comparison of the three months ended September 30, 2022 and September 30, 2021

The following table summarizes our results of operations for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Operating expenses:
Research and development	$2,334	$407	$(1,927)	(473.6%)
General and administrative	1,062	1,707	645	37.8%
Total Operating Expense	3,395	2,114	(1,282)	(60.6%)

Total Operating Loss	(3,395)	(2,114)	(1,281)	(60.6%)

Other Income (Expense), Net	(297)	236	(533)	(225.4%)

Net loss	$(3,693)	$(1,879)	$(1,814)	(96.5%)

Research and development expenses

The following table summarizes our research and development expenses for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Research and development
Personnel expenses	$166	$330	$164	49.7%
Pre-clinical operations
IC100	30	-	(30)	-
Drug manufacturing and formulation
VAR200	2	2	-	0.0%
IC100	1,928	19	(1,909)	(10061.8%)
Other costs
VAR200	171	11	(161)	(1529.9%)
IC100	36	45	9	19.4%
Total research and development	$2,334	$407	$(1,927)	(473.6%)

Research and development expenses were $2.3 million for the three months ended September 30, 2022, an increase of $1.9 million or 473% from the three months ended September 30, 2021.

Personnel expenses decreased by approximately $0.2 million, or 50%, to approximately $0.2 million for the three months ended September 30, 2022 from approximately $0.3 million for the three months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation for options granted in the prior year to consultants that immediately vested.

Pre-clinical operations increased by approximately $30 thousand to $30 thousand for the three months ended September 30, 2022 from approximately $0.0 million for the three months ended September 30, 2021. The increase is a result of pharmacology spending occurring during the three months ended September 30, 2022.

Drug manufacturing and formulation increased by approximately $1.9 million to approximately $1.9 million for the three months ended September 30, 2022 from approximately $19 thousand for the three months ended September 30, 2021. The increase is driven by a $1.9 million purchase of materials for the anticipated batch manufacturing.

Other research and development costs increased by approximately $0.1 million to approximately $0.2 million for the three months ended September 30, 2022 from approximately $56 thousand for the three months ended September 30, 2021. The increase is driven by a consultant services.

General and administrative expenses

The following table summarizes our general and administrative (or, G&A) expenses for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
General and administrative:
Personnel expenses	$772	$1,474	$702	47.6%
Legal and professional fees	167	128	(39)	(30.4%)
Rent expense	42	37	(6)	(15.0%)
Other	81	69	(12)	(18.0%)
Total general and administrative	$1,062	$1,707	$645	37.8%

General and administrative expenses were $1.1 million for the three months ended September 30, 2022, a decrease of $0.6 million or 38% from the three months ended September 30, 2021.

Personnel expenses decreased by approximately $0.7 million, or 48%, to approximately $0.8 million for the three months ended September 30, 2022 from approximately $1.5 million for the three months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation for options granted in the prior year to a board member and consultants that immediately vested. Legal and professional fees increased by approximately $39 thousand, or 30%, to approximately $0.2 million for the three months ended September 30, 2022, from $0.1 million for the three months ended September 30, 2021 due to business combination fees which are not directly related to the transaction.

Rent expense increased by approximately $6 thousand, or 15%, to approximately $42 thousand for the three months ended September 30, 2022 from approximately $37 thousand for the three months ended September 30, 2021.

Other general and administrative expense increased by approximately $12 thousand, or 18%, to approximately $81 thousand for the three months ended September 30, 2022 from approximately $69 thousand for the three months ended September 30, 2021. The increase in other expenses is related to additional fees related to investor relations.

Other (Income) and Expense

The following table summarizes interest and other income (expense), net for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended Septemer 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Other Expense
Interest expense	$69	$224	$155	69.1%
Change in fair value of derivative liability	228	(247)	(475)	(192.5%)
Gain on forgiveness of PPP Loan	-	(213)	(213)	(100.0%)
Total Other Expense, Net	$297	$(236)	$(533)	(226.3%)

Total other expense, net was $0.3 million during the three months ended September 30, 2022, an increase of $0.5 million or 227% compared to the three months ended September 30, 2021. The change was a result of reduced interest expense of $74 thousand due to the conversion of the 2021 Notes in July 2022 and an increased loss from the change in the fair value of the derivative liability of $0.5 million and other income in prior year for gain on the forgiveness of the PPP Loan of $0.2 million.

Comparison of the nine months ended September 30, 2022 and September 30, 2021

The following table summarizes our results of operations for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Operating expenses:
Research and development	$4,120	$1,490	$(2,630)	(176.5)%
General and administrative	4,527	4,437	(90)	(2.0)%
Total Operating Expense	8,647	5,928	(2,720)	(45.9)%

Total Operating Loss	(8,647)	(5,928)	(2,719)	(45.9)%

Other Income (Expense), Net	(798)	(187)	(611)	(325.3)%

Net loss	$(9,445)	$(6,115)	$(3,330)	(54.5)%

Research and development expenses

The following table summarizes our research and development expenses for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Research and development
Personnel expenses	$916	$984	$68	6.9%
Clinical operations
VAR200	(100)	5	105	1965.5%
Pre-clinical operations
IC100	60	161	101	62.9%
Drug manufacturing and formulation
VAR200	8	22	16	67.37%
IC100	2,949	133	(2,818)	(2149.5)%
Other costs
VAR200	194	32	(162)	(514.7)%
IC100	94	154	60	38.8%
Total research and development	$4,120	$1,490	$(2,630)	(176.5)%

Research and development expenses were $4.1 million for the nine months ended September 30, 2022, an increase of $2.6 million or 176.5% from the nine months ended September 30, 2021.

Personnel expenses decreased by approximately $0.1 million, or 7%, to approximately $0.9 million for the nine months ended September 30, 2022 from approximately $1.0 million for the nine months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation of approximately $0.1 million as a result of options granted in the prior year to consultants that immediately vested.

Clinical operations decreased by approximately $105 thousand, or 1966%, for the nine months ended September 30, 2022 from approximately $5 thousand for the nine months ended September 30, 2021. The decrease in clinical operations is primarily related to a credit received from a vendor for work that was not completed due to the COVID-19 pandemic.

Pre-clinical operations decreased by approximately $0.1 million to $0.1 million for the nine months ended September 30, 2022 from approximately $0.2 million for the nine months ended September 30, 2021. The decrease is a result of minimal pharmacology spending occurring during the nine months ended September 30, 2022.

Drug manufacturing and formulation increased by approximately $2.8 million to approximately $2.9 million for the nine months ended September 30, 2022 from approximately $0.1 million for the nine months ended September 30, 2021. The increase is driven by a $2.5 million purchase of materials for the anticipated batch manufacturing.

Other research and development costs increased by approximately $0.1 million to approximately $0.3 million for the nine months ended September 30, 2022 from approximately $0.2 million for the nine months ended September 30, 2021. The increase is driven by a consultant services.

General and administrative expenses

The following table summarizes our general and administrative (or, G&A) expenses for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
General and administrative:
Personnel expenses	$3,549	$3,570	$21	0.6%
Legal and professional fees	675	493	(182)	(36.9)%
Rent expense	119	111	(8)	(6.8)%
Other	185	264	79	30.2%
Total general and administrative	$4,527	$4,437	$(90)	(2.0)%

General and administrative expenses were $4.5 million for the nine months ended September 30, 2022, an increase of $0.1 million or 2% from the nine months ended September 30, 2021.

Personnel expenses decreased by approximately $21 thousand, or 0.6%, to approximately $3.5 million for the nine months ended September 30, 2022 from approximately $3.6 million for the nine months ended September 30, 2021.

Legal and professional fees increased by approximately $0.2 million, or 37%, to approximately $0.7 million for the nine months ended September 30, 2022, from $0.5 million for the nine months ended September 30, 2021 due to business combination fees which are not directly related to the transaction.

Rent expense increased by approximately $8 thousand, or 7%, to approximately $119 thousand for the nine months ended September 30, 2022 from approximately $111 thousand for the nine months ended September 30, 2021.

Other general and administrative expense decreased by approximately $79 thousand, or 30%, to approximately $185 thousand for the nine months ended September 30, 2022 from approximately $264 thousand for the nine months ended September 30, 2021. The decrease in other expenses is primarily related to approximately $50 thousand reduction in advisory service fees in addition to approximately $20 thousand in board fees due to the retirement of the chairman of the board of directors.

Other (Income) and Expense

The following table summarizes interest and other income (expense), net for the nine  months ended September  30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Other Expense
Interest expense	$378	$617	$239	(38.7)%
Change in fair value of derivative liability	421	(216)	(637)	(294.8)%
Gain on forgiveness of PPP Loan	-	(213)	(213)	(100.0)%
Total Other Expense, Net	$798	$187	$(611)	(325.3)%

Total other expense, net was $0.8 million during the nine months ended September 30, 2022, an increase of $0.6 million or 326% compared to the nine months ended September 30, 2021. The change was a result of reduced interest expense of $0.4 million due to the conversion of the 2021 Notes in July 2022 and an increased loss from the change in the fair value of the derivative liability of $0.6 million and other income in prior year for gain on the forgiveness of the PPP Loan of $0.2 million.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the nine months ended September 30, 2022 and 2021:

	September 30,		Increase
(in thousands)	2022	2021	(decrease)
Net cash provided by (used in)
Operating activities	$(1,078)	$(4,460)	$3,382
Financing activities	$1,353	$5,230	(3,877)

Cash Flows from Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2022 and 2021 was approximately $1.1 million and $4.5 million, respectively. During the nine months ended September 30, 2022 and 2021, the net cash used in operating activities was primarily attributable to the net loss from continuing operations of approximately $9.4 million and $6.1 million, respectively, offset by $3.6 million and $3.2 million, respectively, of net non-cash expenses the majority of which was driven by stock based compensation, and approximately $4.8 million and ($1.5) million, respectively, of cash provided by/(used in) changes in the levels of operating assets and liabilities, respectively.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2022 was approximately $1.4 million compared to approximately $5.2 million for the nine months ended September 30, 2021. Cash provided by financing activities during the nine months ended September 30, 2022 represented proceeds from the issuance of preferred stock in private placement of $1.4 million. During the nine months ended September 30, 2021, we received $5.2 million of proceeds from the issuance of convertible notes payable.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of ZyVersa for the years ended December 31, 2021 and 2020 are set forth in the Proxy Statement/Prospectus beginning on page F-37 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of ZyVersa for the nine months ended September 30, 2022 and 2021 are set forth in Exhibit 99.5 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Larkspur and ZyVersa as of September 30, 2022 and for the year ended December 31, 2021 and the nine months ended September 30, 2022 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

(c) Exhibits.

Exhibit	Description
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company as of and for the nine months ended September 30, 2022 and 2021.
99.5*	Unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2022 and 2021.
99.6*	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2022 and the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December [16], 2022
	By:	/s/ Stephen Glover
	Name:	Stephen C. Glover
	Title:	Chief Executive Officer